UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________

FORM 8-K
___________________________________________________________


CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2002

WILLAMETTE VALLEY VINEYARDS, INC.

 (Exact name of registrant as specified in charter)

Oregon                   0-21522             93-0981021
  (State or other juris-    (Commission           (IRS Employer
diction of incorporation)      Number)      Identification Number)


___________________________________________________________

8800 Enchanted Way, S.E.,
Turner, Oregon 97392
(503)-588-9463

 (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

___________________________________________________________


                  WILLAMETTE VALLEY VINEYARDS, INC.
                         INDEX TO FORM 8-K


Item 5.  Other Events

Item 7.  Financial Statements and Exhibits

Signatures

Exhibit 10.1 Business Financing Agreement

Exhibit 99.1 Press Release



ITEM 5.  OTHER EVENTS

On November 26, 2002, Willamette Valley Vineyards, Inc. announced that it had completed a financing agreement with GE Commercial Distribution Finance Corporation. A copy of the press release is attached at Exhibit 99.1 and a copy of the financing agreement is attached as Exhibit 10.1.


ITEM 7.  FINANCIAL STAEMENTS AND EXHIBITS

(c) EXHIBITS

Exhibit 10.1 Business Financing Agreement

Exhibit 99.1 Press Release


SIGNATURES


Pursuant to the requirements of the Security Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                 WILLAMETTE VALLEY VINEYARDS, INC.




Date: November 26, 2002        By /s/ James W. Bernau
                                  James W. Bernau
                                  President


Date: November 26, 2002        By /s/ Sean M. Cary
                                  Sean M. Cary
                                  Controller





Exhibit 10.1 Business Financing Agreement

BUSINESS FINANCING AGREEMENT

	This Business Financing Agreement ("Agreement") is made as of July 2, 2002, between Deutsche Financial Services Corporation ("DFS") and Willamette Valley Vineyards, Inc., an Oregon Corporation, having a principal place of business located at 8800 Enchanted Way SE, Turner, Oregon, 97392 ("Dealer").


	1.	DEFINITIONS
	1.1	Special Definitions.  The following terms will have the
following meanings in this Agreement and in the Other Agreements:
	(a) 	 "Accounts":  all accounts, leases, contract rights, chattel paper, choses in action and instruments, including any lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Dealer.

(b)	"Accounts Receivable Credit Facility":  a credit facility extended pursuant to this Agreement.

(c)	"Agreement for Wholesale Financing":  any Agreement for Wholesale
Financing, if any, as amended from time to time, executed by Dealer regarding inventory floorplan financing from DFS.

(d)	"Average Contract Balance":  the amount determined by dividing: (a)
the sum of the Daily Contract Balances for a billing period; by, (b) the actual number of days in such billing period.

(e)	"Daily Contract Balance":  the finance charges attributable to the applicable rate shown in this Agreement will: (i) be computed based on a 360 day year; (ii) be calculated each day by multiplying the Daily Rate (as defined below) by the Daily Contract Balance (as defined below); and (iii) accrue from the date that DFS authorizes any Electronic Transfer (as defined in Section 6.9 herein) or otherwise makes an advance under the applicable credit facility until DFS receives the full and final payment of the principal debt which Dealer owes to DFS, subject to the terms of Section 6.8 herein.
The "Daily Rate" is the quotient of the applicable annual rate shown in this Agreement divided by 360. The "Daily Contract Balance" is the amount of the outstanding principal debt which Dealer owes to DFS on the applicable credit facility at the end of each day (including the amount of all Electronic Transfers authorized) after DFS has credited the payments which it has received on the applicable credit facility, subject to the terms of Section
6.8 herein.

(f)	"Default":  the events or occurrences enumerated in Section 9.

(g)	"Entity":  any individual, association, firm, corporation,
partnership, limited liability company, trust, governmental body, agency or instrumentality whatsoever.

(h)	"Equipment":  means and includes, as to any Entity, all of such
Entity's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Entity's business operations or owned by such Entity or in which such Entity has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

(i)	"Guarantor":  a guarantor of any of the Obligations.

(j)	"Inventory":  all of Dealer's presently owned and hereafter acquired goods which are held for sale or lease.

(k)	"Obligations":  all liabilities and indebtednesses now or hereafter arising, owing, due or payable from Dealer to DFS (and any of its subsidiaries and affiliates), including any third party claims against Dealer satisfied or acquired by DFS, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, and whether or not evidenced by instruments or evidences of indebtedness, and all covenants, agreements (including consent to binding arbitration), warranties, duties, representations, whether such Obligations arise under this Agreement, the Other Agreements or any other agreements previously, now or hereafter executed by Dealer and delivered to DFS or by operation of law.

(l)	"Other Agreements":  all security agreements (including the Agreement for Wholesale Financing), mortgages, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements heretofore, now or hereafter executed by Dealer and delivered to DFS or delivered by or on behalf of Dealer to a third party and assigned to DFS by operation of law or otherwise.

(m)	"Prime Rate":  a rate of interest equal to the greater of: (a) the rate of interest which JP Morgan Chase Bank (or any successor in interest) publicly announces from time to time as its prime rate or reference rate; and
(b) four and seventy-five one hundredths of one percent (4.75%) per annum.
The Prime Rate will change and take effect for purposes of this Agreement on the day that JP Morgan Chase Bank (or any successor in interest) announces any change in its Prime Rate or reference rate.


2.	ACCOUNTS RECEIVABLE CREDIT FACILITY/INTEREST RATES/FEES/ADDITIONAL
PROVISIONS

2.1	Accounts Receivable Credit Facility.  Subject to the terms of this
Agreement, DFS agrees to provide to Dealer an Accounts Receivable Credit Facility of Five Hundred Thousand Dollars ($500,000.00); provided, however, that at no time shall the principal amount outstanding under the Accounts Receivable Credit Facility, the Inventory Credit Facility - Cased Wine, the Inventory Credit Facility - Bulk Wine and the Equipment Credit Facility exceed, in the aggregate, Two Million Seven Hundred Thousand Dollars ($2,700,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced.

2.1.1	Interest.  Dealer agrees to pay interest to DFS on the Daily Contract
Balance of the Accounts Receivable Credit Facility at a rate equal to the Prime Rate plus eighty one hundredths of one percent (0.80%) per annum.

2.2	Schedules.  Dealer will deliver to DFS within 15 days following the end of each month (dated as of the last day of such prior month), and upon each request for an advance and as otherwise requested by DFS, Dealer's schedule of Accounts ("Schedule") which will: (a) describe all Accounts created or acquired by Dealer since the last Schedule furnished DFS; (b) inform DFS of any rejection of goods by any obligor, delays in delivery of goods, non-performance of contracts and of any assertion of any claim, offset or counterclaim by any obligor; and (c) inform DFS of any adverse information relating to the financial condition of any obligor.

2.3	Available Credit. On receipt of each Schedule, DFS will credit Dealer with such amount as DFS may deem advisable up to eighty percent (80%) of the net amount of the eligible Accounts listed in such Schedule; provided, however, that such amount so credited shall not exceed Dealer's maximum Accounts Receivable Credit Facility from time to time established by DFS (the "Accounts Receivable Available Credit"). If Dealer's outstanding loans under Dealer's Accounts Receivable Credit Facility exceed Dealer's Accounts Receivable Available Credit, Dealer will immediately pay to DFS an amount not less than the difference between (i) Dealer's outstanding loans under Dealer's Accounts Receivable Credit Facility, and (ii) Dealer's Accounts Receivable Available Credit. No loans need be made by DFS if Dealer is in Default.

2.4	Ineligible Accounts.  DFS will have the sole right to determine eligibility of Accounts and, without limiting DFS' discretion in that regard, the following Accounts will be deemed ineligible: (a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than sixty (60) days from the date of sale; (b) Accounts unpaid more than ninety (90) days from date of invoice; (c) all Accounts of any obligor with fifty percent (50%) or more of the outstanding balance unpaid for more than ninety (90) days from the date of invoice; (d) Accounts for which the obligor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, subsidiary, affiliate of, or is related to Dealer or has common shareholders, officers, directors, owners, partners or members; (e) consignment sales; (f) Accounts for which the payment is or may be conditional; (g) Accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) Accounts with respect to which any warranty or representation provided in Section 2.5 is not true and correct; (i) Accounts which represent goods or services purchased for a personal, family or household purpose; (j) Accounts which represent goods used for demonstration purposes or loaned by the Dealer to another party; (k) Accounts which are progress payment, barter, or contra accounts; and (l) any and all other Accounts which DFS deems to be ineligible. If DFS determines that any Account is or becomes an ineligible Account, immediately upon notice thereof from DFS, Dealer will pay to DFS an amount equal to the monies loaned by DFS for such ineligible Account.

2.5	Warranties and Representations.  For each Account listed by Dealer on any Schedule, Dealer warrants and represents to DFS that at all times: (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) it represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and accepted by the obligor; (e) the amounts shown on the Schedules, Dealer's books and records and all invoices and statements delivered to DFS with respect thereto are owing to Dealer and are not contingent; (f) no payments have been or will be made thereon except payments turned over to DFS; (g) there are no offsets, counterclaims or disputes existing or asserted with respect thereto and Dealer has not made any agreement with any obligor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Dealer in the ordinary course of its business for prompt payment; (h) there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Schedules, Dealer's books and records and the invoices and statements delivered to DFS with respect thereto;
(i) all persons acting on behalf of obligors thereon have the authority to bind the obligor; (j) the goods sold or transferred giving rise thereto are not subject to any lien, claim, encumbrance or security interest which is superior to that of DFS; and (k) there are no proceedings or actions known to Dealer which are threatened or pending against any obligor thereon which might result in any material adverse change in such obligor's financial condition.

2.6 	Collections. Unless otherwise directed by DFS, Dealer is hereby authorized to collect Accounts from its obligors directly, as agent for DFS and trustee of an express trust for DFS' benefit. Dealer will receive all payments on Accounts as agent and in trust for DFS and will deposit, on the day of receipt thereof, all original checks, drafts, acceptances, and other evidences of payment of Accounts, including all cash, into the account designated in any Blocked Account Agreement between Dealer and a bank, and approved by DFS. All funds deposited in the blocked account immediately shall become the property of DFS, and any disbursements of the proceeds in any such account will only be made to DFS. Dealer shall obtain the agreement of such banks to waive any offset rights against the funds so deposited. DFS assumes no responsibility for such account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits which any banks accept thereunder. All proceeds received or collected by DFS with respect to Accounts, and reserves and other property of Dealer in possession of DFS at any time or times hereafter, may be held by DFS without interest to Dealer until all Obligations are paid in full or applied by DFS on account of the Obligations. DFS may release to Dealer such portions of such reserves and proceeds as DFS may determine. Upon the occurrence and during the continuance of a Default, DFS may notify the obligors that the Accounts have been assigned to DFS, collect the Accounts directly in its own name and/or through a lockbox under DFS' sole control and charge the collection costs and expenses, including attorneys' fees, to Dealer. DFS has no duty to protect, insure, collect or realize upon the Accounts to preserve rights in them.

2.7	Continuing Requirements.  Dealer will:  (a) if from time to time required by DFS, immediately upon their creation, deliver to DFS copies of all invoices, delivery evidences and other such documents relating to each Account; (b) not permit or agree to any extension, compromise or settlement or make any change to any Account; (c) affix appropriate endorsements or assignments upon all such items of payment and proceeds so that the same may be properly deposited by DFS to DFS' account; (d) immediately notify DFS in writing which Accounts may be deemed ineligible as defined in Section 2.4; (e) mark all chattel paper and instruments now owned or hereafter acquired by it to show that the same are subject to DFS' security interest and immediately thereafter deliver such chattel paper and instruments to DFS with appropriate endorsements and assignments to DFS; (f) within ten (10) days after the end of each month, provide DFS with a detailed aging of its Accounts for each month, together with the names and addresses of all obligors.

2.8	Release.  Dealer releases DFS from all claims and causes of action which Dealer may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (a) any failure of DFS to protect, enforce or collect, in whole or in part, any Account; (b) DFS' notification to any obligors thereon of DFS' security interest in any of the Accounts; (c) DFS' directing any obligor to pay any sum owing to Dealer directly to DFS; and (d) any other act or omission to act on the part of DFS, its officers, agents or employees, except for willful misconduct. DFS will have no obligation to preserve rights to Accounts against prior parties. Dealer waives all rights of offset and counter-claims Dealer may have against DFS.


3.	INVENTORY CREDIT FACILITY - CASED WINE/INTEREST RATES

3.1	Inventory Credit Facility - Cased Wine.  Subject to the terms of this
Agreement, DFS agrees to provide to Dealer an Inventory Credit Facility - Cased Wine in the amount of Two Million Dollars ($2,000,000.00) provided, however, that at no time shall the principal amount outstanding under the Accounts Receivable Credit Facility, the Inventory Credit Facility - Cased Wine, the Inventory Credit Facility - Bulk Wine and the Equipment Credit Facility exceed, in the aggregate Two Million Seven Hundred Thousand Dollars ($2,700,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced.

3.1.1	Interest.  Dealer agrees to pay interest to DFS, on the Daily Contract
Balance of the Inventory Credit Facility - Cased Wine, at a rate equal to the Prime Rate plus eighty one hundredths of one percent (0.80%) per annum.

3.2	Inventory - Cased Wine Reports.  Dealer will deliver to DFS within 15 days following the end of each month (dated as of the last day of such prior month), and upon each request for an advance and as otherwise requested by DFS, Dealer's Inventory - Cased Wine Report, in such detail as DFS may request from time to time, including without limitation, a certificate of Dealer certifying DFS' first priority security position in the Inventory - Cased Wine.

3.3  	Loans.  On receipt of each Inventory - Cased Wine Report, DFS will credit Dealer with such amount as DFS may deem advisable, but in any event not more than the Loan Value (as defined below) of Dealer's Inventory - Cased Wine (as defined below) as listed on Dealer's Inventory - Cased Wine Report; provided, however, that such amount so credited shall not exceed Dealer's maximum Inventory Credit Facility - Cased Wine from time to time established by DFS (the "Cased Wine Available Credit"). If Dealer's outstanding loans under Dealer's Inventory Credit Facility - Cased Wine exceed Dealer's Cased Wine Available Credit, Dealer will immediately pay to DFS an amount not less than the difference between (i) Dealer's outstanding loans under Dealer's Inventory Credit Facility - Cased Wine, and (ii) Dealer's Cased Wine Available Credit. No loans will be made by DFS if Dealer is in Default.

3.3.1  	Inventory - Cased Wine. As used in this Section 3, the term "Inventory
- Cased Wine" means Inventory of cased wine owned by Dealer whose acquisition by Dealer was not financed by DFS pursuant to an Agreement for Wholesale Financing between DFS and Dealer, that is held in the possession of, or held or stored by third parties on behalf of Dealer, that is subject to a perfected, first security interest of DFS that DFS deems, in its sole discretion, to be acceptable for financing pursuant to this Section 3; provided, however, that Inventory - Cased Wine will not consist of (i) white wine which remains unsold to a third party thirty-six (36) months past December of the earliest harvest vintage contained therein, (ii) red wine which remains unsold to a third party sixty (60) months past December of the earliest harvest vintage contained therein; and (iii) wine held by the Dealer for Sunbelt Beverage Company, LLC and/or any of its distributors. The Inventory - Cased Wine shall at all times be of good and merchantable quality and free from defects, and shall have been produced in compliance with the requirements of the U.S. Fair Labor Standards Act (29 U.S.C. SS 201 et seq.).

3.3.2 	Loan Value. As used in this Section 3, the term "Loan Value" means the lesser of (i) the Value (as defined below) of all of the Inventory - Cased Wine for advances made and (ii) Dealer's maximum Inventory Credit Facility - Cased Wine from time to time established by DFS (the "Cased Wine Available Credit"). If Dealer's outstanding loans under Dealer's Inventory Credit Facility - Cased Wine exceed Dealer's Cased Wine Available Credit, Dealer will immediately pay to DFS an amount not less than the difference between (i) Dealer's outstanding loans under Dealer's Inventory Credit Facility - Cased Wine, and (ii) Dealer's Cased Wine Available Credit. As used in this Section 3, the term "Value" with respect to each case of wine means: the lesser of (a) fifty percent (50%) of the wholesale value of Dealer's Inventory - Cased Wine, as reflected on Dealer's Inventory - Cased Wine Report, and as determined in accordance with accounting principles consistently applied and (b) $45.00 per case.


4.	INVENTORY CREDIT FACILITY - BULK WINE/INTEREST RATES

4.1	Inventory Credit Facility - Bulk Wine.  Subject to the terms of this
Agreement, DFS agrees to provide to Dealer an Inventory Credit Facility - Bulk Wine in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00); provided, however, that at no time shall the principal amount outstanding under the Accounts Receivable Credit Facility, the Inventory Credit Facility - Cased Wine, the Inventory Credit Facility - Bulk Wine and the Equipment Credit Facility exceed, in the aggregate, Two Million Seven Hundred Thousand Dollars ($2,700,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced.

4.1.1	Interest.  Dealer agrees to pay interest to DFS, on the Daily Contract
Balance of the Inventory Credit Facility - Bulk Wine, at a rate equal to the Prime Rate plus eighty one hundredths of one percent (0.80%) per annum.

4.2	Inventory - Bulk Wine Reports.  Dealer will deliver to DFS within 15 days following the end of each month (dated as of the last day of such prior month), and upon each request for an advance and as otherwise requested by DFS, Dealer's Inventory - Bulk Wine Report, in such detail as DFS may request from time to time.

4.3	Loans.  On receipt of each Inventory - Bulk Wine Report, DFS will credit Dealer with such amount as DFS may deem advisable, but in any event not more than the Loan Value (as defined below) of Dealer's Inventory - Bulk Wine (as defined below) as listed on Dealer's Inventory - Bulk Wine Report; provided, however, that such amount so credited shall not exceed Dealer's maximum Inventory Credit Facility - Bulk Wine from time to time established by DFS (the "Bulk Wine Available Credit"). If Dealer's outstanding loans under Dealer's Inventory Credit Facility - Bulk Wine exceed Dealer's Bulk Wine Available Credit, Dealer will immediately pay to DFS an amount not less than the difference between (i) Dealer's outstanding loans under Dealer's Inventory Credit Facility - Bulk Wine, and (ii) Dealer's Bulk Wine Available Credit. No loans need be made by DFS if Dealer is in Default.

4.3.1	Inventory - Bulk Wine.  As used in this Section 4, the term "Inventory
- Bulk Wine" means Inventory of all wine held in the possession of, or held or stored by third parties on behalf of, Dealer, save and except bottled or cased wine, that is owned by Dealer and that is subject to a perfected, first security interest of DFS, that DFS deems, in its sole discretion, to be acceptable for financing pursuant to this Section 4; provided, however, that Inventory - Bulk Wine will not consist of (i) white wine which remains unsold to a third party thirty-six (36) months past December of the earliest harvest vintage contained therein, and (ii) red wine which remains unsold to a third party sixty (60) months past December of the earliest harvest vintage contained therein. The Inventory - Bulk Wine shall at all times be of good and merchantable quality and free from defects, and shall have been produced in compliance with the requirements of the U.S. Fair Labor Standards Act (29 U.S.C. SS 201 et seq.).

4.3.2 	Loan Value.  As used in this Section 4, the term "Loan Value" means the lesser of (i) the Value (as defined below) of the Inventory - Bulk Wine for advances made and (ii) Dealer's maximum Inventory Credit Facility - Bulk Wine from time to time established by DFS. As used in this Section 4, the term "Value" means: the difference between (a) sixty percent (60%) of the sum of the products of (1) the market value per gallon of each type and vintage of Dealer's Inventory-Bulk Wine, based on the most recent appraisal conducted by Turrentine Wine Brokerage, Joseph W. Ciatti, or any other wine broker approved by DFS from time to time in its reasonable discretion (the "Broker"), and adjusted based on the market value of like wine, which is set forth in the value column entitled "average of likely range" on the most recent quarterly valuation report provided by Broker, multiplied by (2) the number of gallons of each type and vintage of such Inventory - Bulk Wine owned by Dealer, as reflected on Dealer's Inventory - Bulk Wine Report, minus (b) the outstanding balance of Dealer's accounts payable to growers and any other parties who may be entitled to claim a non-Uniform Commercial Code statutory lien against Dealer's Bulk Wine or any other assets; provided, however, that in calculating the market value of Dealer's Inventory - Bulk Wine in clause (a)(1) above, DFS reserves the right to use Broker's value column entitled either "likely range (low)" or "total range (low)" or any other value if DFS in its sole discretion deems appropriate, based on a representative sampling of Dealer's Inventory - Bulk Wine, such sampling conducted at such times as DFS determines in its sole discretion, but no less frequently than on an annual basis. Further, DFS shall have the right to conduct "desktop" appraisals to confirm the "Value" as described above.


5.	EQUIPMENT CREDIT FACILITY/INTEREST RATES/ADDITIONAL  PROVISIONS.

5.1  	Equipment Credit Facility.  Subject to the terms of this Agreement,
DFS agrees to provide to Dealer financing for Dealer's acquisition or retention of Equipment (each advance being an "Equipment Loan"), up to an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00); provided, however, that at no time shall the principal amount outstanding under the Accounts Receivable Credit Facility, the Inventory Credit Facility - Cased Wine, the Inventory Credit Facility - Bulk Wine and the Equipment Credit Facility exceed, in the aggregate, Two Million Seven Hundred Thousand Dollars ($2,700,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced.

5.2 	Interest. Dealer will pay finance charges to DFS on the outstanding principal debt which Dealer owes DFS for each item of Equipment financed by DFS at a per annum rate equal to the Prime Rate (as defined in the Statement of Transaction (as defined below)) identifying such Equipment, plus eighty one hundredths of one percent (0.80%). The finance charges attributable to said rate will: (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (c) accrue from the date of the advance made to or for the benefit of Dealer, as identified on the Statement of Transaction, until DFS receives full and final payment of the principal debt Dealer owes DFS for such Equipment in good funds in accordance with DFS' payment recognition policy and DFS applies such payment to Dealer's principal debt in accordance with the terms of this Agreement. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the annual rate shown above divided by 360. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed DFS on each day of a billing period for each item of Equipment identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. The annual percentage rate of the finance charges relating to any item of Equipment financed by DFS will be calculated from the date of the advance to or for the benefit of Dealer with respect to such Equipment, regardless of any period during which any finance charge subsidy, shall be paid or payable by any third party.

5.3	Statement of Transaction.  Upon agreeing to finance a particular item of Equipment for Dealer, DFS will send Dealer a Statement of Transaction identifying such Equipment and the applicable financial terms, which will, subject to the next paragraph, require monthly installment payments of each Equipment Loan over a period determined by DFS, and unless otherwise agreed to in writing by DFS, such period will be (i) twelve (12) to sixty (60) months with respect to Equipment (other than barrels), and (ii) twelve (12) to thirty-six (36) months with respect to barrels ("Statement of Transaction"). Unless Dealer notifies DFS in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Dealer: (a) the amount shown on such Statement of Transaction will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Dealer will have agreed that the items of Equipment referenced in such Statement of Transaction are being financed by DFS at Dealer's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. DFS will advance (i) one hundred percent (100%) of the invoice price for all new Equipment financed hereunder; and (ii) seventy-five percent (75%) of the appraised value (determined to the satisfaction of DFS) of all used Equipment financed hereunder. Dealer acknowledges DFS will not finance used barrels under the Equipment Credit Facility.

5.4 	Payment Terms.  Dealer will immediately pay DFS the principal indebtedness owed DFS on each item of Equipment financed by DFS (as shown on the Statement of Transaction identifying such Equipment) on the earliest occurrence of any of the following events: (a) when such Equipment is lost, stolen or damaged; (b) when such Equipment is sold, transferred, rented, leased, otherwise disposed of or matured; (c) when this Agreement is terminated, for any reason; (d) in strict accordance with the repayment schedule for such Equipment (as shown on the Statement of Transaction identifying such Equipment); and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. The proceeds of Equipment received by Dealer will be held by Dealer in trust for DFS' benefit, for application as provided in this Agreement. DFS may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice of Equipment financed by DFS, but, in any event, all principal payments will first be applied to such Equipment which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any Equipment will not reduce the debt Dealer owes DFS until DFS has received payment therefor in cash. Dealer will: (1) pay DFS even if any Equipment is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Dealer has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Equipment relating to the condition of, or any representations regarding, any of the Equipment.

5.5	Notice of Intend to Affix.  Dealer hereby covenants and agrees that it will provide DFS with at least ten (10) days prior written notice of its intent to affix any item of Equipment financed by DFS to any real property.


6.	ADDITIONAL PROVISIONS

6.1	Facility Fee.  Dealer agrees to pay DFS an annual facility fee in connection with this Agreement, payable in advance, on the execution of this Agreement, and on each anniversary thereof through the term of this Agreement, each in an amount equal to twenty-five one hundredths of one percent (0.25%) of the aggregate maximum amount of the Accounts Receivable Credit Facility, Inventory Credit Facility - Cased Wine, Inventory Credit Facility - Bulk Wine, and the Equipment Credit Facility . Once received by DFS, an annual facility fee shall not be refunded by DFS for any reason; provided, however, that in the event DFS terminates this Agreement on other than the anniversary date and Dealer is not then in Default, DFS shall refund to Dealer a portion of the facility fee equal to the number of whole months remaining in the current annual term (or renewal term) of this Agreement, multiplied by an amount equal to one twelfth (1/12) of the facility fee paid by Dealer for that term.

6.2	Maximum Interest.  Dealer acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Dealer. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Dealer and DFS shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

6.3	Payments.  DFS will send Dealer a monthly billing statement
identifying all charges due on Dealer's account with DFS. The interest and fee charges specified on each billing statement will be: (a) due and payable in full immediately on receipt, and (b) an account stated, unless DFS receives Dealer's written objection thereto within 15 days after it is mailed to Dealer. If DFS does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with DFS during the immediately preceding month, Dealer will (to the extent allowed by law) pay DFS a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (such Late Fee does not waive the default caused by the late payment). Dealer will also pay DFS $100 for each of Dealer's checks returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays DFS' estimated administrative costs; it does not waive the default caused by the NSF check). DFS may adjust the billing statement at any time to conform to applicable law and this Agreement. Dealer waives the right to direct the application of any payments hereafter received by DFS on account of the Obligations. DFS will have the continuing exclusive right to apply and reapply any and all such payments in such manner as DFS may deem advisable notwithstanding any entry by DFS upon its books and records.

6.4	One Loan.  DFS may combine all of DFS' advances to Dealer or on
Dealer's behalf, whether under this Agreement or any Other Agreements, and whether provided by one or more of DFS' branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer.

6.5	Notes.  Loans made pursuant to this Agreement need not be evidenced by promissory notes unless otherwise required by DFS in DFS' sole discretion.

6.6	Certain Charges.  Dealer will (a) reimburse DFS for all charges made by banks, including charges for collection of checks and other items of payment, and (b) pay DFS' fees for transfers of funds to or from the Dealer. DFS may, from time to time, announce its fees for transfers of funds to or from the Dealer, including the issuance of Electronic Transfers.

6.7	Power of Attorney.  Dealer irrevocably appoints DFS (and any person designated by it) as Dealer's true and lawful Attorney with full power to at any time, in the discretion of DFS (whether or not Default has occurred) to:
(a) endorse the name of Dealer upon any of the items of payment of proceeds and deposit the same in the account of DFS for application to the Obligations;
(b) sign the name of Dealer to verify the accuracy of the Accounts; (c) sign the name of Dealer on any document or instrument that DFS shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement and the Other Agreements; and (d) supply any omitted information and correct errors in any documents between DFS and Dealer. In the event of a Default, Dealer irrevocably appoints DFS (and any person designated by it) as Dealer's true and lawful Attorney with full power to at any time, in the discretion of DFS to: (i) initiate and settle any insurance claim and endorse Dealer's name on any check, instrument or other item of payment, (ii) demand payment, enforce payment and otherwise exercise all of Dealer's rights, and remedies with respect to the collection of any Accounts; (iii) settle, adjust, compromise, extend or renew any Accounts; (iv) settle, adjust or compromise any legal proceedings brought to collect any Accounts; (v) sell or assign any Accounts upon such terms, for such amounts and at such time or times as DFS may deem advisable; (vi) discharge and release any Accounts; (vii) prepare, file and sign Dealer's name on any Proof of Claim in Bankruptcy or similar document against any obligor; (viii) endorse the name of Dealer upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; (ix) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Dealer to such address as DFS may designate. The power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by DFS exercising such right, DFS shall not waive any right against Dealer until the Obligations are paid in full.

6.8	Collection Days.  All payments and all amounts received on any Account will be credited by DFS to Dealer's account (subject to final collection thereof) after allowing one (1) business day for collection of checks or other instruments.

6.9  	Advances.  Advances hereunder will be made by DFS, at Dealer's direction, by paper check, electronic transfer by Automated Clearing House ("ACH"), Fed Wire Funds Transfer ("Fed Wire") or such other electronic means as DFS may announce from time to time (ACH, Fed Wire and such other electronic transfer are collectively referred to as "Electronic Transfers"). If Dealer does not request advances be made in a specific method of transfer, DFS may determine from time to time in its sole discretion what method of transfer to use.

6.10 	Reviews for Accounts Receivable, Cased Wine - Inventory, Bulk Wine -
Inventory and Equipment Credit Facility. Dealer grants DFS an irrevocable license to enter Dealer's business locations during normal business hours without notice to Dealer to: (a) account for and inspect all Collateral; (b) verify Dealer's compliance with this Agreement; (c) review, examine, and make copies of Dealer's books, records, files and business procedures and practices; (d) account for and inspect the Inventory - Cased Wine; (e) account for and inspect the Inventory - Bulk Wine; and (f) account for and inspect the Equipment financed under the Equipment Credit Facility. Dealer shall reimburse DFS for all costs and expenses actually incurred by it in conducting each review, inspection or examination plus $525.00 per day for each person involved in conducting the examination or site visit plus DFS' other actual reasonable out-of-pocket costs and expenses. DFS may, without notice to Dealer and at any time or times hereafter, verify the validity, amount or any other matter relating to any Account by mail, telephone, or other means, in the name of Dealer or DFS. Dealer further agrees to pay DFS the costs of any review services provided by Turrentine Wine Brokerage, Joseph W. Ciatti, or any other statewide California or Oregon wine broker approved by DFS from time
to time.   Unless Dealer is in default hereunder, or DFS reasonable determines otherwise, DFS shall only exercise its right to enter Dealer's business locations twice per calendar year.


7.	SECURITY - COLLATERAL

7.1 Grant of Security Interest. To secure payment of all of Dealer's current and future Obligations and to secure Dealer's performance of all of the provisions under this Agreement and the Other Agreements, Dealer grants DFS a security interest in all of Dealer's inventory, equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, and letter of credit rights and other supporting obligations; and all judgments, claims, insurance policies, and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, all trade secrets, patents, inventions and other proprietary information, trademarks, service marks, technical know-how, quality control standards, business names and the goodwill of the business relating thereto, all copyrights and all tangible property embodying the copyrights and all license agreements relating to any of the foregoing and income from such license agreements and the right to sue for all past, present and future infringements of the foregoing and any and all other items of intellectual property, whether now owned or hereafter acquired, and all proceeds of any of the foregoing. All such assets are collectively referred to herein as the "Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code are used herein with such meanings. Dealer covenants with DFS that DFS may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other collateral. Dealer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Dealer for DFS, with such proceeds being payable in accordance with this Agreement. Dealer will grant DFS a Trademark Mortgage, in form and substance satisfactory to DFS, to secure the repayment of the Obligations.

As further security for prompt payment and performance of the Obligations and of each of the Dealer's duties under this Agreement and the Other Agreements, Dealer will grant to DFS, pursuant to the Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing of even date (the "Deed of Trust") a first priority lien on that certain real property located at 8800 Enchanted Way, Turner, Oregon 97392, having Assessor Parcel Number 08S-03W-36C, subject to only exceptions numbered _________________ (the "Permitted Exceptions") as shown on the Preliminary Report _________________________ issued by ______________ (the "Title Company") on April _____, 2002, (the "Title
Report"). The term Real Property as used in this paragraph shall be included in the term "Collateral" as defined herein.

7.2 Protection of Collateral. Dealer shall make any payments and do any act necessary or convenient to protect the Collateral and the value of DFS' interest therein. DFS shall have all of the rights and remedies of a secured party under the Oregon Commercial Code (the "Code") and may make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral or the value of DFS' interest therein. If Dealer fails to pay any amount or furnish any required proof of payment to third persons as required hereunder, DFS may make all or a part of the payment or obtain insurance policies required herein, and take any action under the policies DFS deems prudent. Any amounts paid by DFS are expenses immediately due and payable by Dealer, bearing interest at the then applicable default rate provided in this Agreement and Other Agreements and secured by the Collateral. No payments by DFS are an agreement to make similar payments in the future or DFS' waiver of any Default.


8.	WARRANTIES AND REPRESENTATIONS

8.1 Affirmative Warranties and Representations. Except as otherwise specifically provided in the Other Agreements, Dealer warrants and represents to DFS that: (a) Dealer has good title to all Collateral; (b) DFS' security interest in the Collateral will at all times constitute a perfected, first security interest in such Collateral and will not become subordinate to the security interest, lien, encumbrance or claim of any Entity; (c) Dealer will execute all documents DFS requests to perfect and maintain DFS' security interest in the Collateral and to fully consummate the transactions contemplated under this Agreement and the Other Agreements; (d) Dealer will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property requires; (e) Dealer has the right and is duly authorized to enter into this Agreement; (f) Dealer's execution of this Agreement does not constitute a breach of any agreement to which Dealer is now or hereafter becomes bound; (g) there are and will be no actions or proceedings pending or threatened against Dealer which might result in any material adverse change in Dealer's financial or business condition or which might in any way adversely affect any of Dealer's assets; (h) Dealer will maintain all of its properties in good condition and repair and pay all costs of repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto; (i) Dealer has duly filed and will duly file all tax returns required by law; (j) Dealer has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (k) Dealer will maintain a system of accounting in accordance with generally accepted accounting principles and account records which contain such information in a format as may be requested by DFS; (l) Dealer will keep and maintain all of its books and records pertaining to the Accounts at its principal place of business designated in this Agreement; (m) Dealer will promptly supply DFS with such other information concerning it or any Guarantor as DFS hereafter may reasonably request, including without limitation, growers payable balances and Bureau of Alcohol, Tobacco and Firearms 702 Reports; (n) Dealer will give DFS thirty (30) days prior written notice prior of any change in Dealer's identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations; and before moving any books and records to any other location; (o) Dealer will observe and perform all matters required by any lease, license, concession or franchise forming part of the Collateral in order to maintain all the rights of DFS thereunder; (p) Dealer will advise DFS of the commencement of legal proceedings against Dealer; (q) Dealer will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof; and (r) Dealer will keep the Collateral insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to DFS, naming DFS as a lender loss-payee or mortgagee and containing standard lender's loss payable and termination provisions. Dealer will provide DFS with written evidence of such property insurance coverage and lender's loss-payee or mortgagee endorsement.

Dealer is not an "investment company" or a Company "controlled" by an "investment company" under the Investment Company Act of 1940. Dealer is not engaged as one of its important activates in extending credit for margin stock (under regulations G, T, and U of the Federal Reserve Board of Governors).
Dealer is in compliance with the Federal Fair Labor Standard Act.   Dealer has
not violated and is not violating any laws, ordinances or rules, the violation of which could cause a Default. None of the Dealer's or any subsidiary's properties assets have been used by Dealer or any subsidiary or, to the best of Dealer's knowledge or, by previous persons, in disposing, producing, storing, treating or transporting any hazardous substance other than minimal amounts legally in the ordinary course of Dealer's business. Dealer has delivered to DFS, and at all times will deliver to DFS promptly after delivery or receipt, copies of all reports, investigations and correspondence relating to hazardous substances. Dealer and each subsidiary have timely filed all required tax returns and paid, or made adequate provisions to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Dealer and each subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

8.2	Negative Covenants.  Dealer will not at any time (without DFS' prior written consent): (a) grant to or in favor of any Entity a security interest in or permit to exist a lien, claim or encumbrance in the Collateral which is superior to the interest of DFS; (b) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets;
(c) merge or consolidate with another Entity; (d) acquire the assets or ownership interest of any other Entity; (e) enter into any transaction not in the ordinary course of its business; (f) guarantee or indemnify or otherwise become in any way liable with respect to the obligations of any Entity, except by endorsement of instruments or items of payment for deposit to the general account of Dealer or which are transmitted or turned over to DFS on account of the Obligations; (g) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Dealer's capital stock; (h) make any change in Dealer's capital structure or in any of its business objectives or operations which might in any way adversely affect the ability of Dealer to repay the Obligations; (i) make any distribution of Dealer's assets not in the ordinary course of business; (j) incur any debts outside of the ordinary course of business except renewals or extensions of existing debts and interest thereon;
(k) enter into a lease for the real property without the express written consent of DFS and upon the terms reasonable approved by DFS; and (l) make any loans, advances, contributions or payments of money or in goods to any affiliated entity or to any officer, director, stockholder, member or partner of Dealer or of any such entity (except for compensation for personal services actually rendered).

8.3	Financial Statements.  Dealer will deliver to DFS:  (a) (i)  within ninety (90) days after the end of each of Dealer's fiscal years, a reasonably detailed preliminary balance sheet as of the last day of such fiscal year and a reasonably detailed preliminary profit and loss statement covering Dealer's operations for such fiscal year, in a form satisfactory to DFS, accompanied by a Covenant Compliance Certificate; and (ii) within one hundred twenty (120) days after the end of each of Dealer's fiscal years, copies of Dealer's Federal Income Tax returns and an audited balance sheet as of the last day of such fiscal year and an audited profit and loss statement covering Dealer's operations for such fiscal year, together with an audit report without qualification by an independent accounting firm acceptable to DFS, accompanied by a Covenant Compliance Certificate; (b) within sixty (60) days after the end of each of Dealer's fiscal quarters, Dealer will deliver to DFS a reasonably detailed balance sheet as of the last day of such quarter and profit and loss statement covering Dealer's operations for such quarter in a form satisfactory to DFS, accompanied by a Covenant Compliance Certificate; and (c) within ten
(10) days after request therefor by DFS, any other report requested by DFS relating to the Collateral or the financial condition of Dealer. Dealer warrants and represents to DFS that all financial statements and information relating to Dealer and any Guarantor which have been or may hereafter be delivered by Dealer or any Guarantor to DFS are true and correct and have been prepared in accordance with generally accepted accounting principles and there has been and will be no material adverse change in the financial or business condition of Dealer since the submission of any such financial information to DFS, either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges DFS' reliance thereon. Each Covenant Compliance Certificate shall be in the form of "Exhibit B" attached hereto and shall contain detailed calculations of the financial measurements referred to in Section 8.6 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Covenant Compliance Certificate, (i) Dealer is in compliance with each of the financial covenants listed in Section 8.6; (ii) all of the other representations, warranties and covenants are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Default. If any Covenant Compliance Certificate delivered to DFS discloses that a warranty, representation or covenant is not true and correct, or that there is a Default that has not been waived in writing by DFS, such Covenant Compliance Certificate shall state what action Dealer has taken or proposes to take with respect thereto.

8.4	Warranties, Representations and Covenants - Inventory.  Dealer
warrants and represents to DFS and covenants and agrees with DFS that (except as otherwise specified in this Agreement or the Other Agreements): (a) Inventory will be kept at the locations found on "Exhibit A", attached hereto, and made a part thereof, and Dealer will notify DFS within ten (10) days of any changes to Exhibit A; (b) Dealer now keeps and will keep accurate records itemizing and describing the kind, type, quality, and quantity of Inventory, Dealer's cost therefore and the selling price thereof, the daily withdrawals therefrom and the additions thereto: (c) Inventory is not and will not be stored with a bailee, repairman, warehouseman or similar party without DFS' prior written consent, and Dealer will, concurrent with delivery to such party, cause any such party to issue and deliver to DFS, in form acceptable to DFS, warehouse receipts, in DFS' name evidencing the storage of such Inventory, and waivers of warehousemen's liens in favor of DFS; (d) any collection by DFS of any amounts Dealer owes DFS under this agreement at or during DFS' examination of the Inventory will not relieve Dealer of its continuing obligation to pay its Obligations owed to DFS in strict accordance with the terms of this Agreement; (e) Dealer will pay all taxes, rents, business taxes, and the like on the premises where the Inventory is located;
(f) Dealer will not demonstrate, pledge, transfer or secrete any of the Inventory or use any of the Inventory for any purpose other than exhibition and sale to buyers in the ordinary course of business, without DFS' prior written consent; and (g) Dealer owns all right, title and interest in and to all trade names, trademarks, trade secrets, trademark registrations and applications, service marks, copyrights, copyright registrations and applications presently owned, possessed, used or held by Dealer relating to the manufacturing, producing, marketing, distributing and selling of the Inventory.

8.5	Warranties, Representations and Covenants - Equipment. Dealer warrants and represents to DFS and covenants and agrees with DFS that (except as otherwise specified in this Agreement or the Other Agreements): (a) Equipment will be kept at the locations found on "Exhibit A", attached hereto, and made a part thereof, and Dealer will notify DFS within ten (10) days of any changes to Exhibit A; (b) Dealer shall keep and maintain all Equipment in good operating condition and repair and shall make all necessary replacements and renewals thereto that the value and operating efficiency thereof shall at all times be maintained and preserved; (c) Dealer now keeps and will keep accurate records itemizing and describing the kind, type, quality and quantity of Equipment and Dealer's cost therefor, the withdrawals therefrom and the additions thereto: (d) Equipment is not and will not be stored with a bailee, repairman, warehouseman or similar party without DFS' prior written consent, and Dealer will, concurrent with delivery to such party, cause any such party to issue and deliver to DFS, in form acceptable to DFS, warehouse receipts, in DFS' name evidencing the storage of such Equipment, and waivers of warehousemen's liens in favor of DFS; (e) any collection by DFS of any amounts Dealer owes DFS under this agreement at or during DFS' examination of the Equipment will not relieve Dealer of its continuing obligation to pay its Obligations owed to DFS in strict accordance with the terms of this Agreement;
(f) Dealer will pay all taxes, rents, business taxes, and the like on the premises where the Equipment is located; and (g) Dealer will not demonstrate, pledge, transfer or secrete any of the Equipment or use any of the Equipment for any purpose other than in the ordinary course of business, without DFS' prior written consent.

8.6 		Financial Covenants.  Dealer will:
A.  maintain
	(I) at all times through December 30, 2002, a Tangible Net Worth and Subordinated Debt ("TNW") in the combined amount of not less than Six Million Five Hundred Thousand Dollars ($6,500,000.00);

	(II) as of December 31, 2002 and at all times through December 30, 2003, a TNW in the combined amount of not less than (a) Six Million Five Hundred Thousand Dollars ($6,500,000.00) plus (b) fifty percent (50%) of Dealer's Net Income for the fiscal year ending December 31, 2002;

	(III) as of December 31 of any fiscal year thereafter, beginning with December 31, 2003 (December 31, 2003 and each December 31 thereafter being referred to herein as the "Measurement Date"), and at all times up to but not including the last day of the next fiscal year, in the combined amount of not less than the sum of (a) Fifty Percent (50%) of Dealer's Net Income for the fiscal year ending on the Measurement Date plus (b) the minimum TNW in effect immediately prior to the Measurement Date. If Net Income is a negative number for any fiscal year (e.g. a loss), such amount shall not reduce Dealer's TNW for that fiscal year, and shall be disregarded for all future TNW calculations so that any such negative number shall not reduce the minimum TNW required hereunder for any subsequent fiscal year;

B. 	as of the last day of each fiscal quarter, maintain a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than two and fifty one hundredths to one (2.50:1.0); and

C.	as of the last day of each fiscal quarter, maintain a Debt Coverage
Ratio of not less than one and twenty-five one hundredths to one (1.25:1) for the four (4) fiscal quarters then ended.

For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Dealer's assets less liabilities, excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles; software (purchased or developed in-house); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) "Debt" means all of Dealer's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, operating leases, guaranties, or with respect to which Dealer has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Dealer; (iv) "Subordinated Debt" means all of Dealer's Debt which is subordinated to the payment of Dealer's liabilities to DFS by an agreement in form and substance satisfactory to DFS; (v) "Net Income" or "Net Loss" means the net income or net loss of the Dealer after extraordinary items and after provision for taxes; (vi) "EBITDA" means the net income of Dealer before provision for income taxes, interest expense (including, without limitation, implicit interest expense on capitalized leases), depreciation and amortization, excluding therefrom (to the extent included): (A) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; (B) net earnings of any business entity in which Dealer has an ownership interest (other than a wholly owned subsidiary) unless such net earnings shall have actually been received by Dealer in the form of cash distributions; (C) any portion of the net earnings of any subsidiary which for any reason is unavailable for payment of dividends to Dealer; (D) the earnings of any entity to which any assets of Dealer shall have been sold, transferred or disposed of, or into which Dealer shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (E) any gain arising from the acquisition of any securities of Dealer; and (F) non-operating losses arising from the sale of capital assets during such period; and (vii) "Debt Coverage Ratio" means, for any period of calculation, the ratio of (A) EBITDA divided by (B) the sum of (1) interest expense on Dealer's indebtedness for the period of calculation plus (2) the current portion of Dealer's long term debt. All terms used herein to the extent not defined shall be used in accordance with generally accepted accounting principles consistently applied.
 All amounts, if applicable, shall be calculated on a consolidated basis.


9.	DEFAULT

9.1	Definition.  Dealer will be in default under this Agreement if:  (a)
Dealer breaches any terms, warranties or representations contained herein or in any Other Agreements; (b) any Guarantor of Dealer's debts to DFS breaches any terms, warranties or representations contained in any guaranty or Other Agreements; (c) any representation, statement, report, or certificate made or delivered by Dealer or any Guarantor to DFS is not accurate when made; (d) Dealer fails to pay any of the Obligations when due and payable; (e) Dealer abandons any Collateral; (f) Dealer or any Guarantor is or becomes in default in the payment of any debt owed to any third party; (g) a money judgment issues against Dealer or any Guarantor; (h) an attachment, sale or seizure issues or is executed against any assets of Dealer or of any Guarantor; (i) the undersigned dies while Dealer's business is operated as a sole proprietorship, any general partner dies while Dealer's business is operated as a general or limited partnership, or any member dies while Dealer's business is operated as a limited liability company, as applicable; (j) any Guarantor dies; (k) Dealer or any Guarantor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable;
(l) Dealer or any Guarantor ceases or suspends business; (m) Dealer, any Guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (n) Dealer, any Guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any assets of Dealer, any Guarantor or any member while Dealer's business is operated as a limited liability company, as applicable; (p) any guaranty of Dealer's debt to DFS is terminated; (q) Dealer loses any franchise, permission, license or right to sell or deal in any Collateral which DFS finances; (r) Dealer or any Guarantor misrepresents Dealer's or such Guarantor's financial condition or organizational structure; or (s) DFS determines in good faith that it is insecure with respect to any of the Collateral or the payment of any part of Dealer's Obligations.

9.2	Rights of DFS.  In the event of a Default:
(a)	DFS may at any time at DFS' election, without notice or demand to
Dealer, do any one or more of the following: declare all or any of the Obligations immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Dealer (DFS' right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

(b)	Dealer will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

(c)	Upon DFS' oral or written demand, Dealer will immediately deliver the
Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.

(d)	DFS may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with DFS, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the Default, or the highest lawful contract rate of interest permitted under applicable law.

(e)	DFS may, without notice to Dealer and at any time or times enforce payment and collect, by legal proceedings or otherwise, Accounts in the name of Dealer or DFS; and take control of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts. DFS may at its sole election and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to DFS therefor do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as DFS may deem convenient; (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of DFS' security interest in the Collateral or until DFS' removal of the Collateral and, (iii) remain on such premises and use the same, together with Dealer's materials, supplies, books and records, for the purpose of performing all acts necessary and incidental to the collection or liquidation of such Collateral.

All of DFS' rights and remedies are cumulative. DFS has all rights and remedies provided under the Uniform Commercial Code, applicable state law, federal law or in equity. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future Default.

9.3	Disposition of Collateral.  Dealer agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealer agrees that the purchase of any Collateral by a vendor, as provided in any agreement between DFS and the vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code and applicable state law, and no request for bids shall be required. Dealer further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Dealer irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment.
 If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.


10.	MISCELLANEOUS

10.1	Termination.  This Agreement will continue in full force and effect and be non-cancellable by Dealer (except that it may be terminated by DFS upon thirty (30) days written notice to Dealer or in the exercise of its rights and remedies upon Default by Dealer) for a period of one (1) year from the first day of the first month following the date hereof and for successive one (1) year periods thereafter, subject to termination as to future transactions at the end of any such period on at least ninety (90) days prior written notice by Dealer to DFS. If such notice of termination is given by Dealer to DFS, such notice will be ineffective unless Dealer pays to DFS all Obligations on or before the termination date. Any termination of this Agreement by Dealer or DFS will have the effect of accelerating the maturity of all Obligations not then otherwise due.

10.1.1	Termination Privilege.  Despite anything to the contrary in Section
10.1 of this Agreement, this Agreement may be terminated by Dealer at any time upon ninety (90) days prior written notice and payment to DFS of the following sum (in addition to payment of all Obligations, whether or not by their terms then due) which sum represents liquidated damages for the loss of the bargain and not as a penalty, and the same is hereby acknowledged by Dealer: (1) the product of (a) one half of one percent (.50%) multiplied by (b) the highest Average Contract Balance for the last 12 months (or entire term of this Agreement if less than 12 months) prior to the effective date of termination, multiplied by (2) the number of months remaining in the original or renewal term. This sum will also be paid by Dealer if the Agreement is terminated on account of Dealer's Default.

10.1.2	Effect of Termination.  Dealer will not be relieved from any
Obligations to DFS arising out of DFS' advances or commitments made before the effective termination date of this Agreement. DFS will retain all of its rights, interests and remedies hereunder until Dealer has paid all of Dealer's Obligations to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.

10.2	Collection.  Checks and other instruments delivered to DFS on account of the Obligations will constitute conditional payment until such items are actually paid to DFS.

10.3	Demand, Etc.  Dealer irrevocably waives notice of:  DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Dealer and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages. Dealer waives all notices of default and non-payment at maturity of any or all of the Accounts.

10.4 Reimbursement. Dealer will assume and reimburse DFS upon demand Four Thousand Dollars ($4,000.00) for all expenses incurred by DFS in connection with the preparation of this Agreement and the Other Agreements (including fees and costs of outside counsel) and all filing and recording fees and taxes payable in connection with the filing or recording of all documents under this Agreement and the Other Agreements.

10.5	Additional Obligations.  DFS, without waiving or releasing any
Obligation or Default, may perform any Obligations that Dealer fails or refuses to perform. All sums paid by DFS on account of the foregoing and any expenses, including reasonable attorneys' fees, will be a part of the Obligations, payable on demand and secured by the Collateral.

10.6	NO ORAL AGREEMENTS.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY,
EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND THE OTHER AGREEMENTS, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. DFS may, from time to time, announce in writing to Dealer its policies and procedures regarding its administration of this facility, including, without limitation, DFS' fees for the transfer of funds to or from Dealer, including Electronic Transfers; any subsequent use by Dealer of this facility following any such announcement shall constitute Dealer's acceptance of such revised policies and procedures. Time is of the essence regarding Dealer's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. DFS will have the right to refrain from or postpone enforcement of this Agreement or any Other Agreements between DFS and Dealer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between DFS and Dealer contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.

10.7 Severability. If any provision of this Agreement or the Other Agreements or the application thereof is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements will not be impaired or affected and will remain binding and enforceable.

10.8 Supplement. If Dealer and DFS have heretofore executed Other Agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every Other Agreement previously executed by and between Dealer and DFS, and in that event this Agreement shall neither be deemed a novation nor a termination of any such previously executed Other Agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed Other Agreement. In the event of any conflict between the terms of this Agreement and any previously executed Business Financing Agreement between DFS and Dealer, the terms of this Agreement shall control.

10.9 Section Titles. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.

10.10 Binding Effect. Dealer cannot assign its interest in this Agreement or any Other Agreements without DFS' prior written consent, although DFS may assign or participate DFS' interest, in whole or in part, without Dealer's consent. This Agreement and the Other Agreements will protect and bind DFS' and Dealer's respective heirs, representatives, successors and assigns.

10.11 Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Dealer at Dealer's principal place of business specified above; and (b) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel, or such other address as the parties may hereafter specify in writing.

10.12 Receipt of Agreement. Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary:
(a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of any schedule, statement, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any Other Agreements, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

10.13	Amendments.  Dealer agrees that it shall cooperate and execute any further documentation, requested by DFS, including any corrective amendments hereof, in order to implement the clear intent of this Agreement.


11.	BINDING ARBITRATION

11.1	Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Dealer; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of a DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Dealer; and/or (d) any other relationship, transaction or dealing between DFS and Dealer (collectively the "Disputes"), will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of competent jurisdiction. Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

11.2	Administrative Body.  All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of either: (a) The American Arbitration Association ("AAA"); or (b) United States Arbitration & Mediation ("USA&M"). The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties. The arbitration rules are found at www.adr.org for AAA, and at www.usam-midwest.com. for USA&M. AAA claims may be filed in any AAA office. Claims filed with USA&M shall be filed in their Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101. All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys' fees. The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney workproduct doctrine.

11.3	Hearings.  Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing if any party requests an oral hearing within forty (40) days after service of the claim, and that party remits the appropriate deposit for AAA's fees and arbitrator compensation within ten (10) days of making the request. The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which AAA or USA&M maintains a regional office that is closest to Dealer.

11.4	Discovery.  Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will be permitted to designate rebuttal expert witness(es); and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

11.5	Exemplary or Punitive Damages.  The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

11.6	Confidentiality of Awards.  All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

11.7	Prejudgment and Provisional Remedies.  Nothing herein will be construed to prevent DFS' or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Dealer's right to compel arbitration of any Dispute.

11.8	Attorneys' Fees.  If either Dealer or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Subsections 11.1 or 11.7), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Dealer or DFS brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if Dealer sues DFS or institutes any arbitration claim or counterclaim against DFS in which DFS is the prevailing party, Dealer will pay all costs and expenses (including attorneys' fees) incurred by DFS in the course of defending such action or proceeding.

11.9	Limitations.  Any arbitration proceeding must be instituted:  (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

11.10	Survival After Termination.  The agreement to arbitrate will survive the termination of this Agreement.


12.	INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION.  IF THIS AGREEMENT
IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.


13.	Governing Law.  Dealer acknowledges and agrees that this and all other agreements between Dealer and DFS have been substantially negotiated, and will be substantially performed, in the state of Oregon. Accordingly, Dealer agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.


	IN WITNESS WHEREOF, Dealer and DFS have executed this Agreement as of the date first set forth hereinabove.


	THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.


WILLAMETTE VALLEY VINEYARDS, INC.


ATTEST:


By:  	/s/ James W. Bernau
	    James W. Bernau, CEO

        /s/ James Ellis
            James Ellis, Secretary



DEUTSCHE FINANCIAL SERVICES CORPORATION


By:     /s/ David J. Lynch
            David J. Lynch
            Vice President of Operations



SECRETARY'S CERTIFICATE OF RESOLUTION

	I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever. Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

	"RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation ("DFS") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

	I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:


CEO:  	            /s/ James W. Bernau
                        James W. Bernau


Secretary:          /s/ James Ellis
                        James Ellis

	IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:  	June 24, 2002

Secretary           /s/ James Ellis
                        James Ellis




Exhibit 99.1 Press Release

For immediate release: November 26, 2002
Contact: Jim Bernau (800) 344-9463
NASDAQ: WVVI

Willamette Valley Vineyards, Inc. Announces new Financing Agreement

SALEM, Ore., Nov. 26 -- Willamette Valley Vineyards, Inc. (NASDAQ symbol:
WVVI), announced it has finalized a financing agreement with GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Corporation, which provides for maximum borrowings of $2,700,000.00 for operations. The agreement calls for an interest rate equal to the Prime Rate plus eighty one hundredths of one percent (0.80%) per year. The agreement also contains, among other things, certain restrictive financial covenants with respect to total equity, debt-to-equity and debt coverage. The agreement is for a period of one year and renewable for successive one-year periods thereafter. The new borrowings are secured against the bulk and case goods inventory, and the proceeds from the sales thereof, as well as a second lien against the Turner, OR property.

The new agreement replaced the existing $1,500,000.00 line of credit the Company had with Northwest Farm Credit Services.

Willamette Valley Vineyards, Inc. is headquartered in Turner, Oregon. The company is one of Oregon's leading wineries and the state's only publicly held winery. Willamette Valley Vineyards is the owner of Tualatin Estate Vineyards and Griffin Creek wines. Willamette Valley Vineyards common stock is traded on NASDAQ (Symbol: WVVI